EXHIBIT 10.1

PERSONAL GUARANTY

THIS PERSONAL GUARANTY (this “Guaranty”) is made by the undersigned Jeff Wolf, Chief Executive Officer (the “Guarantor”), of Scorpius Holdings, Inc., a Delaware corporation (the “Company”), in favor of 3i, L.P., a Delaware limited partnership (the “Holder”), as of this 16th day of May 2025.

Recitals

A.                  WHEREAS, the Holder has agreed to make a loan to the Company in the aggregate principal sum of Four Hundred and Fifty Thousand Dollars ($450,000.00) ("Loan"). The Loan is evidenced by that certain Promissory Note, of even date herewith (the "Note"); and

B.                  WHEREAS, as a material inducement to and in consideration of the Holder’s agreement to make the Loan to the Company, the Guarantor has agreed to execute and deliver to the Holder this Guaranty and hereby acknowledges and agrees that he has, or will, derive economic and other pecuniary benefit as a result of the Company obtaining the Loan from the Holder.

NOW, THEREFORE, in order to induce the Holder to make the Loan to the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Guarantor hereby agrees as follows:

a)       The Guarantor hereby personally, unconditionally, absolutely and irrevocably guar-antees the payment by the Company of its obligations to the Holder under the Note including payment upon acceleration of the Note due to an Event of Default (the “Obligations”) in the event such Obligations have not been paid and satisfied by the Company by December 31, 2028 ; provided, however, that the Guarantor’s obligation hereunder to guarantee such payment by the Company of its Obligations under the Note shall be reduced, on a dollar-for-dollar basis, by the Company’s payment to Holder, or the payment by any third party to Holder on the Company’s behalf, of any amounts due, whether as principal, interest or other payments, under the Note or any other notes issued by the Company to Holder or obligations owed to the Holder. Notwithstanding anything to the contrary contained in this Guarantee, the Guarantor shall have no obligation to make any payment with respect to this Guarantee until December 31, 2028 and such payment obligation shall be effective only if on such date the Holder has not received any cash payment or issuance of any securities from the Company, or a third party on behalf of the Company, equal to the amount of the Obligations or having a value equal to the amount of the Obligations

b)      Guarantor waives any and all notice of the creation, renewal, extension or accrual of the Obligations and notice of or proof of reliance by the Holder upon the guarantee set forth herein or acceptance of the guarantee contained herein; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained herein; and all dealings between the Company and the Guarantor, on the one hand, and the Holder, on the other hand, relating to the Obligations likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained herein. Guarantor waives to the extent permitted by law diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company with respect to the Obligations.

c)      This Guaranty and all actions arising out of or in connection with this Guaranty shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York, or of any other state. The Guarantor irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and waives any objection to venue therein. Guarantor further waives any right to a trial by jury.

d)      This Guaranty shall remain in full force and effect and shall not be discharged, impaired, or affected by any bankruptcy, insolvency, reorganization or other proceeding of the Company or Guarantor, whether voluntary or involuntary, and shall survive such proceedings.

e)       The Guarantor hereby irrevocably authorizes any attorney of any court of record to appear for and confess judgment against him in favor of the Holder for any unpaid Obligations under this Guaranty, including costs and reasonable attorneys’ fees, in the event of a default by the Company and nonpayment by Guarantor. Guarantor waives and releases all errors and rights of appeal, stay of execution, and exemption that might otherwise be available to him.

IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed, sealed and delivered as of May 16, 2025.

/s/ Jeffrey Wolf
Jeffrey Wolf